Exhibit 32.1

                    Certification of Chief Executive Officer
                         and Principal Financial Officer
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

In connection with this annual report on Form 10-Q for the quarter ended December 31, 2004 ("Report") of Valley Forge Scientific Corp., I, Jerry L. Malis, President, Chief Executive Officer and Chairman of the Board of Valley Forge Scientific Corp., hereby certify that, to my knowledge:

     o The Report fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934; as amended, and

     o The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Valley Forge Scientific Corp.


Date: February 14, 2005                      /s/ JERRY L. MALIS
                                             ----------------------------
                                             Jerry L. Malis
                                             President,
                                             Chief Executive Officer, and
                                             Principal Financial Officer


          The foregoing certification is furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of the Securities Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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